UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) July 1, 2016

ELRAY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-527273	98-0526438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D, Las Vegas, NV	89103
(Address of principal executive offices)	(Postal Code)

Registrant's telephone number, including area code: (917) 775-9689

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDEMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On June 27, 2016, Elray Resources, Inc. (the "Company") filed a Certificate of Amendment with the Nevada Secretary of State (the "Nevada SOS") whereby it amended its Articles of Incorporation by decreasing the Company's authorized number of shares of common stock from 1.5 billion to 10 million and decreasing all of its issued and outstanding shares of common stock at a ratio of one (1) share for every one-hundred fifty (150) shares held. The Company's Board of Directors approved this amendment on June 27, 2016. All fractional shares as a result of this reverse split will be rounded up. Pursuant to NRS Section 78.207(I), shareholder approval was not required for this amendment.

On June 28, 2016, the Company filed an Issuer Company-Related Action Notification Form with FINRA requesting that the aforementioned forward split be effected in the market.

The Company has requested FINRA effect the reverse split in the market on July 8, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELARY RESOURCES INC.

Date: June 30, 2016	By:	/s/ A. Brian Goodman
A. Brian Goodman
President

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